UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 3, 2016

SPENDSMART NETWORKS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-27145	33-0756798
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

805 Aerovista Place, Suite 205 San Luis Obispo, CA	93401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 497-6081

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Officers; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers

Effective May 3, 2016, the Board of Directors of SpendSmart Networks, Inc. appointed Frank Liddy to the Board.

Mr. Liddy has over twenty years of experience as an operator, advisor and investor in the financial tech community. Mr. Liddy is currently head of strategic partnerships at Paydiant, recently acquired by PayPal, where he works with banks, retailers and strategic partners regarding Paydiant's open platform for mobile commerce.

Mr. Liddy joined Paydiant from the consultancy firm Capco (now part of FIS Global) and previously held leadership positions at Citigroup, KPMG Consulting and Unisys.

In connection with Mr. Liddy’s appointment to the Board, the Company agreed to grant Mr. Liddy vested options to purchase 264,000 shares of the Company’s common stock at an exercise price of $0.11 per share, the market closing price on the day of appointment, and having a term of five years.

There are no arrangements or understandings between Mr. Liddy and any other person pursuant to which Mr. Liddy was appointed to the Board.

Item 7.01     Regulation FD Disclosure

On May 5, 2016, SpendSmart Networks, Inc. issued a press release announcing the appointment of Frank Liddy to its Board of Directors.  A copy of this press release is furnished as Exhibit 99.1 to this report.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 2.02 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of SpendSmart Networks, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SPENDSMART NETWORKS, INC.
Dated: May 5, 2016	By:	/s/ Luke Wallace
Luke Wallace
Chief Executive Officer